
    <ARTICLE>                   5
    <LEGEND>                    This schedule contains summary
                                financial information extracted
                                from the Newell Co. and
                                Subsidiaries Consolidated Balance
                                Sheets and Statements of Income
                                and is qualified in its entirety
                                by reference to such financial
                                statements.
    <MULTIPLIER>                1,000

    <PERIOD-TYPE>               12-MOS
    <FISCAL-YEAR-END>           DEC-31-1996
    <PERIOD-END>                DEC-31-1996
    <CASH>                                                         4,363
    <SECURITIES>                                                       0
    <RECEIVABLES>                                                424,479
    <ALLOWANCES>                                                 (14,990)  <F1>
    <INVENTORY>                                                  524,444
    <CURRENT-ASSETS>                                           1,148,464
    <PP&E>                                                       949,159  <F2>
    <DEPRECIATION>                                              (381,279) <F2>
    <TOTAL-ASSETS>                                             3,058,430
    <CURRENT-LIABILITIES>                                        665,884
    <BONDS>                                                      685,608
    <PREFERRED-MANDATORY>                                              0
    <PREFERRED>                                                        0
    <COMMON>                                                     161,965
    <OTHER-SE>                                                 1,338,057
    <TOTAL-LIABILITY-AND-EQUITY>                               3,058,430
    <SALES>                                                    2,972,839
    <TOTAL-REVENUES>                                             952,723
    <CGS>                                                      2,020,116
    <TOTAL-COSTS>                                              2,505,472
    <OTHER-EXPENSES>                                              39,067
    <LOSS-PROVISION>                                               6,534  <F1>
    <INTEREST-EXPENSE>                                            58,541
    <INCOME-PRETAX>                                              428,300
    <INCOME-TAX>                                                 169,258
    <INCOME-CONTINUING>                                          259,042
    <DISCONTINUED>                                                     0
    <EXTRAORDINARY>                                                    0
    <CHANGES>                                                          0
    <NET-INCOME>                                                 259,042
    <EPS-PRIMARY>                                                   1.60
    <EPS-DILUTED>                                                   1.60




    <F1>  Allowances for doubtful accounts are reported as contra accounts to accounts receivable. The corporate reserve for bad debts is a percentage of trade receivables based on the bad debts experienced in one or more past years, general economic conditions, the age of the receivables and other factors that indicate the element of uncollectibility in the receivables outstanding at the end of the period.

    <F2>  See note 1 to consolidated financial statements.


